Exhibit 11;  (Loss) Earnings per common and common equivalent shares

(Loss) Earnings per common and common equivalent share is calculated as follows:

                                                  	February 28	   February 29
                                                    	 1997         	1996

(Loss) Earnings per common and common equivalent shares:

Net (loss) income	                                $ (205,241)	$    479,538
                                                  =========== ============
Weighted average number of shares outstanding	     3,818,333	    3,787,500

Net effect of dilutive common stock options and
common stock warrants based on the treasury
stock method using the period average market
price of the Company's common stock	                  29,827	        8,472
                                                   ---------     ---------
Weighted average number of shares and equivalent
shares	                                            3,848,160	    3,795,792
                                                   ==========    =========
(Loss) Earnings per common and common
   equivalent shares                           	   $  ( . 05)  	  $   . 13
                                                   ==========    =========

(Loss) Earnings per common share, assuming full dilution:

Net (loss) income	                                $ (205,241)    	$  479,538
                                                  ===========     ==========
Weighted average number of shares outstanding	     3,818,333	      3,787,500

Net effect of dilutive stock options based on the
treasury stock method using the end of period
market price of  common, if higher than average	      66,563	          8,472
                                                  ----------      ----------
Common stock and common stock equivalents	         3,884,896   	   3,795,792
                                                  ===========     ==========
(Loss) Earnings per common and common equivalent
      share	                                      $   (  .05)   	 $    . 13
                                                  ===========     ==========